Exhibit 99.1

FOR IMMEDIATE RELEASE
April 15, 2026

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 1ST QUARTER 2026

Earnings Summary

(in thousands except per share data)	1Q 2026	4Q 2025	1Q 2025
Net income	$27,192	$27,276	$21,972
Earnings per share	$1.51	$1.51	$1.22
Earnings per share – diluted	$1.50	$1.51	$1.22

Return on average assets	1.65%	1.63%	1.44%
Return on average equity	12.62%	12.71%	11.50%
Efficiency ratio	48.72%	48.70%	51.86%
Tangible common equity	12.07%	11.94%	11.57%

Dividends declared per share	$0.53	$0.53	$0.47
Book value per share	$47.99	$47.26	$43.32

Weighted average shares	18,049	18,025	17,995
Weighted average shares – diluted	18,080	18,064	18,022

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the first quarter 2026 of $27.2 million, or $1.51 per basic earnings per share, compared to $27.3 million, or $1.51 per basic share, earned during the fourth quarter 2025 and $22.0 million, or $1.22 per basic share, earned during the first quarter 2025.  Total revenue for the quarter was $0.5 million below prior quarter but $8.0 million above prior year same quarter.  Net interest income for the quarter increased $0.7 million compared to prior quarter and $7.5 million compared to prior year same quarter, and noninterest income decreased $1.2 million compared to prior quarter but increased $0.5 million compared to prior year same quarter.  Our provision for credit losses for the quarter decreased $0.6 million from prior quarter and $1.3 million from prior year same quarter.  Noninterest expense increased $0.1 million compared to prior quarter and $2.3 million compared to prior year same quarter.

1st Quarter 2026 Highlights

❖
Net interest income for the quarter of $58.8 million was $0.7 million, or 1.1%, above prior quarter and $7.5 million, or 14.7%, above prior year same quarter, as our net interest margin increased 12 basis points from prior quarter and 22 basis points from prior year same quarter.

❖	Provision for credit losses at $2.3 million for the quarter decreased $0.6 million from prior quarter and $1.3 million from prior year same quarter.

❖	Noninterest income for the quarter of $15.4 million was $1.2 million, or 7.2%, below prior quarter but $0.5 million, or 3.5%, above prior year same quarter.

❖	Noninterest expense for the quarter of $36.5 million was $0.1 million, or 0.2%, above prior quarter and $2.3 million, or 6.8%, above prior year same quarter.

❖	Our loan portfolio at $5.0 billion increased $95.9 million, an annualized 7.9%, for the quarter and $354.3 million, or 7.6%, from March 31, 2025.

❖
We had net loan charge-offs of $1.3 million, an annualized 0.11% of average loans, for the quarter compared to $1.8 million, an annualized 0.14% of average loans, for prior quarter and $1.6 million, an annualized 0.14% of average loans, for the first quarter 2025.

❖
Our total nonperforming loans at $20.7 million at March 31, 2026 increased $1.6 million for the quarter but decreased $5.8 million from March 31, 2025.  Nonperforming assets at $24.1 million increased $1.9 million for the quarter but decreased $7.2 million from March 31, 2025.

❖	Deposits, including repurchase agreements, at $5.7 billion increased $35.1 million, an annualized 2.5%, for the quarter and $375.1 million, or 7.0%, from March 31, 2025.

❖	Shareholders’ equity at $871.2 million increased $15.2 million, an annualized 7.2%, for the quarter and $87.1 million, or 11.1%, from March 31, 2025.

Net Interest Income

				Percent Change
				1Q 2026 Compared to:
($ in thousands)	1Q 2026	4Q 2025	1Q 2025	4Q 2025	1Q 2025
Components of net interest income
Income on earning assets	$87,755	$89,532	$82,054	(2.0)%	6.9%
Expense on interest bearing liabilities	28,973	31,415	30,787	(7.8)%	(5.9)%
Net interest income	58,782	58,117	51,267	1.1%	14.7%
TEQ	317	323	273	(1.9)%	16.3%
Net interest income, tax equivalent (non-GAAP)	$59,099	$58,440	$51,540	1.1%	14.7%

Average yield and rates paid:
Earning assets yield	5.65%	5.64%	5.71%	0.0%	(1.1)%
Rate paid on interest bearing liabilities	2.61%	2.78%	3.02%	(5.9)%	(13.3)%
Gross interest margin	3.04%	2.86%	2.69%	5.8%	12.5%
Net interest margin	3.79%	3.67%	3.57%	3.3%	6.0%

Average balances:
Investment securities	$1,113,988	$1,076,245	$1,045,953	3.5%	6.5%
Loans	4,934,257	4,821,223	4,533,091	2.3%	8.8%
Earning assets	6,327,329	6,321,901	5,848,092	0.1%	8.2%
Interest-bearing liabilities	4,494,829	4,485,186	4,138,451	0.2%	8.6%

Net interest income for the quarter of $58.8 million was $0.7 million, or 1.1%, above prior quarter and $7.5 million, or 14.7%, above prior year same quarter, as our net interest margin, on a fully tax equivalent basis, increased 12 basis points from prior quarter and 22 basis points from prior year same quarter.  Our quarterly average earning assets increased $5.4 million, an annualized 0.3%, from prior quarter and $479.2 million, or 8.2%, from prior year same quarter.  Our yield on average earning assets increased 1 basis point from prior quarter but decreased 6 basis points from prior year same quarter, while our cost of funds decreased 17 basis points from prior quarter and 41 basis points from prior year same quarter.

Our ratio of average loans to deposits, including repurchase agreements, was 87.2% for the quarter compared to 84.9% for prior quarter and 85.9% for same quarter prior year.

Noninterest Income

				Percent Change
				1Q 2026 Compared to:
($ in thousands)	1Q 2026	4Q 2025	1Q 2025	4Q 2025	1Q 2025
Deposit related fees	$7,155	$7,537	$6,822	(5.1)%	4.9%
Trust and wealth management income	4,462	4,422	3,981	0.9%	12.1%
Gains on sales of loans	51	107	47	(52.4)%	8.4%
Loan related fees	1,039	932	965	11.5%	7.7%
Bank owned life insurance revenue	1,714	1,179	1,035	45.4%	65.6%
Brokerage revenue	520	522	494	(0.5)%	5.2%
Other	473	1,904	1,553	(75.2)%	(69.6)%
Total noninterest income	$15,414	$16,603	$14,897	(7.2)%	3.5%

Noninterest income for the quarter of $15.4 million was $1.2 million, or 7.2%, below prior quarter but $0.5 million, or 3.5%, above prior year same quarter.  The variance quarter over quarter was primarily the result of decreases in net securities gains ($0.7 million), net gains on the sale of fixed assets ($0.5 million), deposit related fees ($0.4 million), partially offset by an increase in bank owned life insurance revenue ($0.5 million).  The decrease in net gains on the sale of fixed assets is the result of a $0.5 million gain taken in the fourth quarter 2025 from the sale of one of our branch locations.  Year over year increases for the quarter in bank owned life insurance revenue ($0.7 million), trust and wealth management income ($0.5 million), and deposit related fees ($0.3 million) were partially offset by a $1.0 million decrease in securities gains.  The variances in securities gains resulted primarily from changes in the valuation of our equity securities.

Noninterest Expense

				Percent Change
				1Q 2026 Compared to:
($ in thousands)	1Q 2026	4Q 2025	1Q 2025	4Q 2025	1Q 2025
Salaries	$13,629	$13,981	$13,269	(2.5)%	2.7%
Employee benefits	8,476	7,952	6,849	6.6%	23.8%
Net occupancy and equipment	3,699	3,373	3,440	9.7%	7.5%
Data processing	2,955	2,877	2,859	2.7%	3.4%
Legal and professional fees	1,164	1,019	1,225	14.2%	(5.0)%
Advertising and marketing	700	776	673	(9.8)%	4.0%
Taxes other than property and payroll	617	687	529	(10.2)%	16.6%
Other	5,297	5,787	5,364	(8.5)%	(1.2)%
Total noninterest expense	$36,537	$36,452	$34,208	0.2%	6.8%

Noninterest expense for the quarter of $36.5 million was $0.1 million, or 0.2%, above prior quarter and $2.3 million, or 6.8%, above prior year same quarter.  Quarter over quarter increases in occupancy and equipment expense ($0.3 million) and repossession expense ($0.4 million) were partially offset by decreases in contribution expense ($0.4 million) and operating losses ($0.2 million).  The decrease in contribution expense resulted from the $0.4 million expense associated with the donation of one of our branch locations in the fourth quarter 2025.  The year over year increase for the quarter primarily resulted from an increase in salaries ($0.4 million) and other employee benefits, including bonuses ($0.5 million), and the cost of group medical and life insurance expense ($1.3 million).

Provision for Credit Losses

Our provision for credit losses at $2.3 million for the quarter decreased $0.6 million from prior quarter and $1.3 million from prior year same quarter.  Of the provision for the quarter, $2.5 million was attributable to the allowance for credit losses, with an expense recovery of $0.2 million recognized in the provision for unfunded commitments.

Balance Sheet Review

Total Loans

				Percent Change
				1Q 2026 Compared to:
($ in thousands)	1Q 2026	4Q 2025	1Q 2025	4Q 2025	1Q 2025
Commercial nonresidential real estate	$994,914	$959,915	$913,238	3.6%	8.9%
Commercial residential real estate	596,948	580,652	535,427	2.8%	11.5%
Hotel/motel	507,243	497,764	475,582	1.9%	6.7%
Other commercial	440,980	454,944	433,379	(3.1)%	1.8%
Total commercial	2,540,085	2,493,275	2,357,626	1.9%	7.7%

Residential mortgage	1,245,759	1,206,820	1,066,973	3.2%	16.8%
Home equity loans/lines	191,178	186,798	172,688	2.3%	10.7%
Total residential	1,436,937	1,393,618	1,239,661	3.1%	15.9%

Consumer indirect	873,980	862,458	888,635	1.3%	(1.6)%
Consumer direct	139,819	145,591	150,614	(4.0)%	(7.2)%
Total consumer	1,013,799	1,008,049	1,039,249	0.6%	(2.4)%

Total loans	$4,990,821	$4,894,942	$4,636,536	2.0%	7.6%

Total Deposits and Repurchase Agreements

				Percent Change
				1Q 2026 Compared to:
($ in thousands)	1Q 2026	4Q 2025	1Q 2025	4Q 2025	1Q 2025
Noninterest bearing deposits	$1,262,835	$1,263,243	$1,235,544	0.0%	2.2%
Interest bearing deposits
Interest checking	190,769	195,458	158,968	(2.4)%	20.0%
Money market savings	1,917,509	1,877,815	1,828,051	2.1%	4.9%
Savings accounts	508,553	499,276	516,379	1.9%	(1.5)%
Time deposits	1,554,554	1,553,266	1,372,363	0.1%	13.3%
Repurchase agreements	298,721	308,799	246,556	(3.3)%	21.2%
Total interest bearing deposits and repurchase agreements	4,470,106	4,434,614	4,122,317	0.8%	8.4%
Total deposits and repurchase agreements	$5,732,941	$5,697,857	$5,357,861	0.6%	7.0%

CTBI’s total assets at $6.7 billion increased $57.0 million, or 3.5% annualized, for the quarter and $464.6 million, or 7.4%, from March 31, 2025.  Loans outstanding at $5.0 billion increased $95.9 million, an annualized 7.9%, for the quarter and $354.3 million, or 7.6%, from March 31, 2025.  The increase in loans for the quarter included a $46.8 million increase in the commercial loan portfolio, a $43.3 million increase in the residential loan portfolio, and an $11.5 million increase in the consumer indirect loan portfolio, partially offset by a $5.7 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio at $1.1 billion decreased $33.0 million, an annualized 11.9%, for the quarter as management allocated investment maturities into the loan portfolio but increased $79.1 million, or 7.8%, from March 31, 2025.  Deposits in other banks decreased $33.8 million for the quarter and $5.1 million from March 31, 2025.  Deposits, including repurchase agreements, at $5.7 billion increased $35.1 million, an annualized 2.5%, for the quarter and $375.1 million, or 7.0%, from March 31, 2025.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of March 31, 2026, two customers accounted for over 3% each (3.7% and 3.2%) of our $5.4 billion in deposits.  Only these two customer relationships accounted for more than 1% each of our deposits.

Shareholders’ equity at $871.2 million increased $15.2 million, an annualized 7.2%, for the quarter and $87.1 million, or 11.1%, from March 31, 2025.  Net unrealized losses on securities, net of deferred taxes, were $68.0 million at March 31, 2026, compared to $64.8 million at December 31, 2025 and $86.1 million at March 31, 2025.  CTBI’s annualized dividend yield to shareholders as of March 31, 2026 was 3.49%.

Asset Quality

Our total nonperforming loans at $20.7 million at March 31, 2026 increased $1.6 million for the quarter but decreased $5.8 million from March 31, 2025.  Nonaccrual loans at $11.1 million increased $2.6 million from prior quarter but decreased $4.6 million from March 31, 2025.  Accruing loans 90+ days past due at $9.6 million decreased $1.0 million from prior quarter and $1.2 million from March 31, 2025.  Accruing loans 30-89 days past due at $24.8 million increased $4.6 million from prior quarter and $10.3 million from March 31, 2025.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $1.3 million, an annualized 0.11% of average loans, for the quarter compared to $1.8 million, an annualized 0.14% of average loans, for prior quarter and $1.6 million, an annualized 0.14% of average loans, for the first quarter 2025.  Of the net charge-offs for the quarter, $0.5 million were in commercial loans, $0.2 million were in residential loans, $0.5 million were in consumer indirect loans, and $0.1 million were in consumer direct loans.

Allowance for Credit Losses

Our reserve coverage (allowance for credit losses to nonperforming loans) at March 31, 2026 was 295.8% compared to 314.0% at December 31, 2025 and 214.7% at March 31, 2025.  Our loan loss reserve as a percentage of total loans outstanding at March 31, 2026 remained at 1.23% from December 31, 2025 and March 31, 2025.  The table below shows the changes in components of the allowance for credit losses during the first quarter 2026:

Beginning balance	$60,169
New loan volume	4,608
Changes in existing loan balances	(658)
Loan exiting	(2,767)
Historical loss rate	(124)
Qualitative factors	188
Other changes	(95)
Ending balance	$61,321

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $6.7 billion, is headquartered in Pikeville, Kentucky and has 69 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2026
(in thousands except per share data and # of employees)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Interest income	$87,755	$89,532	$82,054
Interest expense	28,973	31,415	30,787
Net interest income	58,782	58,117	51,267
Provision for credit losses	2,311	2,908	3,568

Gains on sales of loans	51	107	47
Deposit related fees	7,155	7,537	6,822
Trust and wealth management income	4,462	4,422	3,981
Loan related fees	1,039	932	965
Securities gains (losses)	(488)	194	480
Other noninterest income	3,195	3,411	2,602
Total noninterest income	15,414	16,603	14,897

Personnel expense	22,105	21,933	20,118
Occupancy and equipment	3,699	3,373	3,440
Data processing expense	2,955	2,877	2,859
FDIC insurance	744	745	689
Other noninterest expense	7,034	7,524	7,102
Total noninterest expense	36,537	36,452	34,208

Net income before taxes	35,348	35,360	28,388
Income taxes	8,156	8,084	6,416
Net income	$27,192	$27,276	$21,972

Memo: TEQ interest income	$88,072	$89,855	$82,327

Average shares outstanding	18,049	18,025	17,995
Diluted average shares outstanding	18,080	18,064	18,022
Basic earnings per share	$1.51	$1.51	$1.22
Diluted earnings per share	$1.50	$1.51	$1.22
Dividends per share	$0.53	$0.53	$0.47

Average balances:
Loans	$4,934,257	$4,821,223	$4,533,091
Earning assets	6,327,329	6,321,901	5,848,092
Total assets	6,669,401	6,657,596	6,176,389
Deposits, including repurchase agreements	5,661,967	5,677,448	5,276,893
Interest bearing liabilities	4,494,829	4,485,186	4,138,451
Shareholders' equity	873,726	851,231	774,907

Performance ratios:
Return on average assets	1.65%	1.63%	1.44%
Return on average equity	12.62%	12.71%	11.50%
Yield on average earning assets (tax equivalent)	5.65%	5.64%	5.71%
Cost of interest bearing funds (tax equivalent)	2.61%	2.78%	3.02%
Net interest margin (tax equivalent)	3.79%	3.67%	3.57%
Efficiency ratio (tax equivalent)	48.72%	48.70%	51.86%

Loan charge-offs	$2,686	$3,022	$2,722
Recoveries	(1,368)	(1,267)	(1,147)
Net charge-offs	$1,318	$1,755	$1,575

Market Price:
High	$65.79	$61.55	$56.96
Low	$56.05	$50.25	$48.82
Close	$60.72	$56.50	$50.36

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2026
(in thousands except per share data and # of employees)

	As of	As of	As of
	March 31, 2026	December 31, 2025	March 31, 2025
Assets:
Loans	$4,990,821	$4,894,942	$4,636,536
Allowance for credit losses	(61,321)	(60,169)	(56,961)
Net loans	4,929,500	4,834,773	4,579,575
Loans held for sale	73	211	-
Securities AFS	1,088,205	1,120,719	1,008,552
Equity securities at fair value	3,666	4,154	4,261
Other equity investments	10,087	10,087	9,773
Other earning assets	269,178	302,928	274,229
Cash and due from banks	91,572	62,851	68,532
Premises and equipment	53,114	52,611	50,753
Right of use asset	14,999	15,433	15,636
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	215,284	214,881	199,717
Total Assets	$6,741,168	$6,684,138	$6,276,518

Liabilities and Equity:
Interest bearing checking	$190,769	$195,458	$158,968
Savings deposits	2,426,062	2,377,091	2,344,430
CD's >=$100,000	959,996	960,517	800,359
Other time deposits	594,558	592,749	572,004
Total interest bearing deposits	4,171,385	4,125,815	3,875,761
Noninterest bearing deposits	1,262,835	1,263,243	1,235,544
Total deposits	5,434,220	5,389,058	5,111,305
Repurchase agreements	298,721	308,799	246,556
Other interest bearing liabilities	64,512	64,577	64,767
Lease liability	15,995	16,417	16,461
Other noninterest bearing liabilities	56,475	49,215	53,257
Total liabilities	5,869,923	5,828,066	5,492,346
Shareholders' equity	871,245	856,072	784,172
Total Liabilities and Equity	$6,741,168	$6,684,138	$6,276,518

Ending shares outstanding	18,156	18,116	18,102

30 - 89 days past due loans	$24,800	$20,182	$14,537
90 days past due loans	9,599	10,623	10,835
Nonaccrual loans	11,132	8,539	15,692
Foreclosed properties	3,348	3,066	4,795

Community bank leverage ratio	13.91%	13.64%	13.81%
Tangible equity to tangible assets ratio	12.07%	11.94%	11.57%
FTE employees	974	991	988